SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. NA)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

FIRST CHESAPEAKE FINANCIAL CORPORATION

(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

INFORMATION STATEMENT

The information contained herein is effective as of March 3, 2004

ITEM 2

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1

Time, Place and Date of Special Meeting of Stockholders:

A special meeting of the Stockholders of First Chesapeake Financial Corporation (the “Company”) shall be held on Wednesday, April 14, 2004 at 10:00 AM in the morning at 999 Yamato Road, Suite 100, Boca Raton Florida 33431.

The purpose of the meeting is to consider the following matters:

1.	To consider a ten (10) for one (1) reverse stock split;

2.	To consider increasing the authorized shares of the Company’s common stock to 100,000,000 shares of common stock;

3.	To consider the adoption of a plan of domestication of the Company under which the Company will become domesticated under the laws of the State of Florida, including the adoption of Restated Articles of Incorporation; and

4.	To consider any other matter that may properly come before the meeting

If you need additional information concerning the Special Meeting you may contact the Company. The Company’s mailing address of its principal offices is 999 Yamato Road, Suite 100, Boca Raton, Florida 33431.

Dissension Rights:

The Stockholders of the Company will not have any dissension rights upon the adoption by the Stockholders of any of the proposed items to be considered.

Voting Securities and Principal Holders Thereof:

The Company has authorized 20,000,000 shares of common stock of which 16,127,594 are issued and outstanding. In addition, the Company has agreed to issue to All American Companies, Inc. 4,600,000 new shares of pre reverse stock split common stock and to issue to Cynthia Estes 3,200,000 new shares of pre reverse stock split common stock. Such shares of common stock will be issued when there is a sufficient number of authorized, but unissued, shares of common stock to allow the new shares to be issued. Each Share of common stock is entitled to one (1) vote.

The Company has authorized 5,000,000 shares of preferred stock. There are 1,639,477 shares of Series B Preferred Stock issued and outstanding. The Holders of Series B Preferred Stock have the right, but not the obligation to convert their shares of Series B Preferred Stock into shares of the Company’s common stock. The shares of Series B Preferred Stock are convertible, at the option of the holder, at any time prior to the close of business on the date fixed for at the average bid price of the common stock for the trailing thirty days prior to date of written notice to convert, but in any case the minimum conversion price is $1.00 per share. No holder may convert more than 100,000 shares of Series B Preferred Stock within any thirty day period. Based on the market price as of December 23, 2003, the holders of Series B Preferred Stock have the right to convert their shares into 1,639,477 shares of the Company’s common stock. The holders of Series B Preferred Stock are not entitled to vote on any matter being considered at the Special Meeting.

The Company has also issue 20,000 shares of Series C Preferred Stock. The Holders of Series C Preferred Stock have the right to convert each share of Series C Preferred Stock into two hundred shares of pre reverse stock split common stock. The holders of Series C Preferred Stock are not entitled to vote on any matter being considered at the Special Meeting.

Pursuant to the terms of the Company’s 1998 and 1999 Stock Option Plans, the Company has granted options to various individuals which in the aggregate allow for the purchase of 2,921,800 shares of the Company’s pre reverse stock split common Stock at $0.10 per share.

The Company has also issued a Transferable Warrant to GSL Services Corporation for the purchase of 350,000 shares of the Company’s common stock at a purchase price of $.01 per share. The Warrant expires on March 31, 2009. The Transferable Warrant was issued in consideration of consultant services rendered and to be rendered by GSL Services Corporation to the Company.

The Company has also issued a Series F Debenture to GL Equities, LLC in the amount of $1,000,000.00. Pursuant to the terms of the Series F Debenture, the holder may convert the principal amount of the Series F Debenture to shares of the Company’s common stock The conversion price shall be the lesser of (i) $0.1365 per share; or (ii) such price equal to 65% of the Market Price (as defined below) of the common stock on the date of the notice of conversion; or (iii) the lowest price at which the common stock has been sold in a private financing conducted on or after the date of the issuance of the Series F Debenture through the date of conversion. The Market Price for any date shall be the closing bid price of the common stock on such date, as reported by The NASDAQ Stock Market, the OTC Bulletin Board or such other exchange as the Company’s common stock is traded or listed.

The record date for voting at the Special Meeting is March 17, 2004.

The following table shows any person (including any “group”) who is known to the Company to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities, including voting securities they have a right to acquire, but may not necessarily acquire, within sixty days from the effective date of this Information Statement, all on a pre reverse stock split basis.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner		Percent of class
Common	All American (1)(2)(3)	11,274,709	(2)	28.07	% (2)
	Companies, Inc
	999 Yamato Road
	Suite 100
	Boca Raton, Fl 33431

Common	Mark Mendelson	4,500,000	(4)	11.20%
	541 Hamilton Street
	Allentown, PA 18101

Common	Cynthia Estes	3,600,000	(5)(6)	8.96%
	P.O. Box 5766
	Lighthouse Point, FL 33074
Common	George Levin	7,676,008	(7)(8)	19.11%
	100 Bay Coloney Lane
	Fort Lauderdale, FL 33308

(1)	Although All American Companies is deemed to be the beneficial owner of 11,274,709 shares representing approximately 28.07% of the Company’s common stock , it is not deemed to have pecuniary interest in 1,274,709 shares for purposes of Section 16 of the Securities Exchange Act of 1934 as amended until All American Companies, Inc. and the Company satisfy certain conditions (the “Conditions”) set forth in that certain Escrow Agreement by and among the Company, All American Companies, Mark Mendelson, Mark Glatz, Paul Dandridge, John Papandon, Paul Nestico and Klehr, Harison, Harvey, Brazenburg and Ellers, LLP as escrow agent dated as of July 30, 2003. There is a dispute between All American Companies, Mark Glatz and Klehr, Harrison, Harvey, Brazenburg and Ellers, LLP as to whether or not the Conditions were satisfied. Pursuant to the Escrow Agreement, if the Company and All American Companies, Inc. do not satisfy the Conditions, then beneficial ownership of 822,832 shares shall revert to Mark Glatz. (See Change in Control below)

(2)	The Company has issued to All American Companies, Inc. 5,400,000 shares of the 10,000,000 shares of its common stock purchased by All American Companies, Inc. The Company has agreed to issue the remaining 4,600,000 shares of its common stock upon approval by the Company’s stockholders of either an increase in the number of authorized shares of its common stock or the reverse stock split. Without the additional 4,600,000 shares of un-issued common stock, All American Companies, Inc. is the beneficial owner of 6,674,709 shares of common stock or 16.62% of the outstanding shares of common stock.

(3)	The Company’s board of Directors has approved a stock Exchange with All American Companies to acquire 100% of the outstanding capital stock of Ishiva Back Office Private Limited, Export Oriented Unit (EOU) registered under the Indian Companies Act, 1956. This transaction has not been consummated as of the effective date of this Information Statement. However it may be consummated before the scheduled meeting. Under the terms of the proposed transaction, which is subject to the Company obtaining an acceptable “fairness opinion”, All American Companies, Inc, will receive up to 25,000,000 post reverse stock split shares of the Company’s common stock upon completion of the acquisition by the Company of Ishiva Back Office Private Limited, Export Oriented Unit (EOU) registered under the Indian Companies Act, 1956.

(4)	Includes 1,100,000 shares of common stock issuable upon the exercise of options issued under the 1998 and 1999 ISO Plans.

(5)	3,200,000 pre reverse stock split shares of common stock will be issued to Ms. Estes upon approval by the Company’s stockholders of either the proposal to increase the number of authorized shares of the Company’s common stock to 100,000,000 shares or the reverse stock split.

(6)	Ms. Estes as the owner of 20,000 shares of Series C Preferred Stock has the right to convert her 20,000 shares of Series C Preferred Stock into 400,000 shares of pre reverse stock split common stock.

(7)	As the controlling person of GSL Services Corporation, Mr. Levin is deemed to be the beneficial owner of the 350,000 shares of common stock that that may be purchased under the terms of the Transferable Warrant issued to GSL Services Corporation.

(8)	As the controlling person of GL Equities, LLC, Mr. Levin is deemed to be the beneficial owner of 7,326,008 shares of common stock that may be obtained upon the conversion of the entire principal balance of the Series F Convertible Debenture, based on the market price of the Company’s common stock as of the close of business on March 2, 2004.

The following table shows all equity securities of the Company or its subsidiaries beneficially owned by all directors and executive officers of the Company, including voting securities they have a right to acquire, but may not necessarily acquire, within sixty days from the effective date of this Information Statement, all on a pre reverse stock split basis.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner		Percent of class
Common	Kautilya Sharma	11,274,709	(1)(2)(3)(4)	28.07%
	a/k/a Tony Sharma
	999 Yamato Road
	Suite 100
	Boca Raton, FL 33431

Common	Mark Mendelson	4,500,000	(5)	11.20%
	541 Hamilton Street
	Allentown PA 18101

Common	Bill Everslage	239,933	(6)	.60%
	999 Yamato Road
	Suite 100
	Boca Raton, FL 33431

Common	Paul Dandridge	30,000	(7)	.07%
	999 Yamato Road
	Suite 100
	Boca Raton, FL 33431

Common	Vincent Muratore	260,000	(8)(9)	.65%
	999 Yamato Road
	Suite 100
	Boca Raton, FL 33431

Common	Cynthia Estes	3,600,000	(10)(11)	8.96%
	P.O. Box 5766
	Lighthouse Point, FL 33074

Total of all executive officers and Directors as a group		19,904,642		49.55%

(1)	Mr. Sharma is a Director and principal of All American Companies, Inc. and is deemed to be the beneficial owner of 11, 274,709 shares of the Company’s common stock.

(2)	Although All American Companies is deemed to be the beneficial owner of 11,274,709 shares representing approximately 28.07% of the Company’s common stock , it is not deemed to have pecuniary interest in 1,274,709 shares for purposes of Section 16 of the Securities Exchange Act of 1934 as amended until All American Companies, Inc. and the Company satisfy certain conditions (the “Conditions”) set forth in that certain Escrow Agreement by and among the Company, All American Companies, Mark Mendelson, Mark Glatz, Paul Dandridge, John Papandon, Paul Nestico and Klehr, Harison, Harvey, Brazenburg and Ellers, LLP as escrow agent dated as of July 30, 2003. There is a dispute between All American Companies, Mark Glatz and Klehr, Harrison, Harvey, Brazenburg and Ellers, LLP as to whether or not the Conditions were satisfied. Pursuant to the Escrow Agreement, if the Company and All American Companies, Inc. do not satisfy the Conditions, then beneficial ownership of 822,832 shares shall revert to Mark Glatz (See Change of Control below)

(3)	The Company has issued to All American Companies, Inc. 5,400,000 shares of the 10,000,000 shares of its common stock purchased by All American Companies, Inc. The Company has agreed to issue the remaining 4,600,000 shares of its common stock upon approval by the Company’s Stockholders of either an increase in the number of authorized shares of its common stock or the reverse stock split. Without the additional 4,600,000 shares of un-issued common stock, All American Companies, Inc. is the beneficial owner of 6,6074,709 shares of common stock or 16.62% of the outstanding shares of common stock.

(4)	The Company’s board of Directors has approved a Stock Exchange with All American Companies to acquire 100% of the outstanding capital stock of Ishiva Back Office Private Limited, Export Oriented Unit (EOU) registered under the Indian Companies Act, 1956, subject to the Company obtaining a “fairness opinion” as to the terms of the transaction. This transaction has not been consummated as of the effective date of this Information Statement, as the Company has not obtained a “fairness opinion” concerning the transaction. However it may be consummated before the scheduled meeting. Under the terms of the proposed transaction, which is subject to the Company obtaining a “fairness opinion”, All American Companies, Inc, will receive 25,000,000 post Reverse Stock Split shares of the Companies common stock upon completion of the acquisition by the Company of Ishiva Back Office Private Limited, Export Oriented Unit (EOU) registered under the Indian Companies Act, 1956. No assurances can be given that this transaction will ever be consummated.

(5)	Includes 1,100,000 shares of Common Stock issuable upon the exercise of options issued under the 1998 and 199 ISO Plans.

(6)	Includes options to purchase 175,000 shares of Common Stock issued under the 1999 ISO Plan.

(7)	Includes options to purchase 10,000 shares of Common Stock issued under the 1999 ISO Plan.

(8)	Includes 250,000 shares held by the Muratore Family Trust. Mr. Muratore disclaims beneficial ownership of these shares pursuant to Rule 13d-4 of the Securities and Exchange Commission.

(9)	Includes options to purchase 10,000 shares of Common Stock issued under the 1999 ISO Plan.

(10)	3,200,000 pre reverse stock split shares of common stock will be issued to Ms. Estes upon approval by the Company’s stockholders of either the proposal to increase the number of authorized shares of the Company’s common stock to 100,000,000 shares or the Reverse Stock Split.

(11)	Ms. Estes as the owner of 20,000 shares of Series C Preferred Stock has the right to convert her 20,000 shares of Series C Preferred Stock into 400,000 shares of pre reverse stock split common stock.

Change in Control:

On July 30, 2003, the Company, in a private transaction, sold to All American Companies, Inc., a Delaware corporation, (“All American”) 10,000,000 newly issued shares of its common stock for an aggregate purchase price of $300,000. In addition, All American purchased 3,674,709 shares of the Company’s common stock from Mark Mendelson and Mark Glatz. At the time, Mr. Mendelson was the Chairman of the Board of Directors and Chief Executive Officer of the Company and Mr. Glatz was a director and the Chief Financial Officer of the Company. Mr. Mendelson remains a director of the Company. The funds used in both transactions were All American’s funds and were not borrowed.

Under the terms of an escrow arrangement for both of the above transactions, All American was initially required to obtain the release of certain personal guaranties and liens that were granted by certain shareholders of the Company in connection with the Company’s credit facility with Royal Bank of Pennsylvania. Subsequently, it is All American Companies belief and the belief of the Company that the date to obtain such release of personal guaranties and liens was extended until February 2, 2004. If All American failed to timely obtain such releases, the 10,000,000 shares issued or issuable by the Company were to be canceled and the shares sold by Messrs. Mendelson and Glatz were to be returned to them, in each case without refund of the purchase price. (If true the following will be added prior to mailing to Stockholders: The releases of personal guaranties and liens were obtained in a manner deemed satisfactory by the Company and Mr. Mendelson. Mr. Glatz disputes whether or not the releases personal guaranties and liens were timely obtained. As a result, 8,451,877 shares of the Company’s common stock were released from escrow to All American Companies and 822,832 shares of common stock remain in escrow. In addition, All American Companies is entitled to receive 4,600,000 shares newly issued common stock upon approval by the Company’s stockholders of an increase in the number of shares of common stock that the Company is permitted to issue under its certificate of incorporation or the reverse stock split.

Subsequently, All American Companies has transferred 2,400,000 shares of its commons stock to Mark Mendelson in exchange for forgiveness of $210,000.00 plus accrued and unpaid interest of debt incurred in connection with the initial acquisition of common stock form Mr. Mendelson.

As a condition to All American’s purchase of the 10,000,000 newly issued shares of common stock from the Company, certain officers and directors of the Company agreed to forgive an aggregate of $631,417 in debt owed to them by the Company and certain past and current directors of the Company agreed to abandon options to purchase an aggregate of 453,000 shares of the Company’s common stock. The Company also agreed to modify the remaining outstanding options to purchase 2,030,000 shares of its common stock to reflect a new strike price of $0.10 per share.

As part of both private transactions, Mark Glatz, Pasquale Nestico and John Papandon resigned as Directors. Tony Sharma, Chairman of All American Companies, Utpal Dutta, Vice President and Director of All American and Don Vinik, a Director of All American, were named as Directors of the Company.

In order to obtain approval of the transaction from its major lender, Royal Bank of Pennsylvania, the Company’s subsidiary, Collateral One Mortgage Corp., granted Royal Bank a security interest in a $150,000.00 certificate of deposit. As a result, Royal Bank approved the transactions and agreed to extend the maturity date of its loan to the Company to October 31, 2003. Subsequently, Royal bank agreed to extend the maturity date until January 31, 2004. The Royal Bank loan was satisfied on February 2, 2004.

To facilitate the transaction between All American Companies and the Company, All American loaned the Company $77,307.00 on July 30, 20003. This amount remains outstanding.

Availability of Accountants:

The Company does not anticipated that its current accountants or its accountants for the past fiscal year will be present at the meeting or otherwise be available to answer questions that may arise at the meeting. If such accountants are present at the meeting, they will be allowed to make any statement they may wish to make.

Voting Procedures:

Provided a quorum is present, in person and by proxy, each of the items to be voted upon will require an affirmative vote of a majority of the votes cast in order to be approved. Each holder of the Company’s Common stock will be entitled to one (1) vote per share of the Company’s common stock owned by such holder.

Abstentions and broker non votes will not be counted as an affirmative vote, but will be counted toward the presence of a quorum if present, either in person or by proxy.

The votes cast will be counted by inspectors of election appointed at the meeting by the Chairman.

A quorum consists of the presence, either in person or by proxy, of holders of the Company’s common stock representing a majority of the authorized and outstanding shares of common stock.

Item 5

Multiple Security Holders at the Same Address:

Only one notice of meeting and Rule 14-C disclosure is being delivered to security holders who share the same address, unless the Company has received contrary instructions form one or more of the security holders.

The Company will undertake to deliver promptly upon written or oral request a separate copy of the Notice of Meeting and Rule 14-C Disclosure, to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that it wishes to receive a separate copy of the Notice of Meeting and Rule 14-C disclosure by notifying the Company in writing at 999 Yamato Road, Suite 100, Boca Raton, FL 33431 Attn: Investor Relations or calling the Company at 561-862-0134. A security holder can also notify the Company at the same address and telephone number if the security holder wishes to receive a separate copy of the Company’s Annual Reports, Proxy Statements, or Rule 14-C Disclosures in the future. If a security holder has or is receiving multiply copies of the Companies Annual Reports, Proxy Statements or Rule 14-C Disclosures, the security holder can request that only one copy be sent by contacting the Company at the same address or telephone number.

MATTERS TO BE VOTED UPON

Authorization of Ten (10) for One (1) Reverse Stock Split:

The Company is seeking approval for an amendment to its Articles of Incorporation to authorize a ten (10) for one (1) reverse stock split (the “Reverse Stock Split”). If approved, the stock split will result in each holder of the Company’s common stock receiving one share of the Company’s common stock, no par value for each ten shares of the Company’s common stock, or fraction thereof rounded up to the nearest ten’s place, owned by such stockholder.

If the Reverse Stock Split is adopted, the Company will exchange approximately 2,392,759 shares of its post Reverse Stock Split common stock for approximately 23,927,594 shares of the Company’s pre Reverse Stock Split common stock. These amounts include the 4,600,000 pre Reverse Stock Split shares of common stock to be issued to All American Companies, Inc. as described under Change of Control above. Such shares will be issued to All American Companies, Inc. upon approval by the Company’s stockholders of the proposal to increase the number of authorized shares of the Company’s common stock to 100,000,000 shares or the Reverse Stock Split. These amounts also include 3,200,000 pre Reverse Stock Split shares of common stock owed to Cynthia Estes pursuant to the Membership Interest Purchase Agreement for the purchase of 100% of all of the membership interest in Professional Property Developers, LLC. Such shares will be issued to Cynthia Estes upon approval of the Company’s stockholders of either the proposal to increase the number of authorized shares of the Company’s common stock to 100,000,000 shares or the Reverse Stock Split.

If the Reverse Stock Split is adopted, then pursuant to the terms of the Company’s 1998 and 1999 Stock Option Plans, each of the options granted by the Company to various individuals under the Company’s 1998 and 1999 Stock Option Plans which in the aggregate allow for the purchase of 2,921,800 shares of the Company’s Common Stock at $0.10 per share shall be adjusted to allow for the purchase in the aggregate of 292,180 shares of post Reverse Stock Split common stock at a purchase price of $1.00 per share.

If the Reverse Stock Split is adopted, then the right of the holders of the Company’s Series B Preferred Stock shall be adjusted pursuant to the terms of the issuance of the Series B Preferred Stock to allow the holders of the Company’s Series B Preferred Stock to convert 1,639,477 shares of Series B Preferred Stock in the aggregate into approximately 163,947 shares of post Reverse Stock Split common stock.

If the Reverse Stock Split is adopted, then the right of the holders of the Company’s Series C Preferred Stock to convert their shares in the aggregate to 4,000,000 shares of pre Reverse Stock Split common stock shall be adjusted pursuant to the terms of the issuance of the Series C Preferred Stock to allow the holders of the Company’s Series C Preferred Stock to convert their shares of Series C Preferred Stock in the aggregate into 400,000 shares of post Reverse Split common stock.

If the Reverse Stock Split is adopted, then each holder of shares of post Reverse Stock Split common stock shall be entitled to one (1) vote per share on any matter requiring a vote of the holders of the Company’s common stock. This will result in each holder of the Company’s common stock having less total votes than the holder had before the Reverse Stock Split, but such holder will still have the same percentage of the total votes eligible to be cast in respect to the Company’s common stock

If the proposed Reverse Stock Split is adopted, it will result in less outstanding shares of common stock which in turn may result in an increase in the earnings per share and an increase in the book value per share.

The Company anticipates that the adoption of the Reverse Stock Split may result in an increase in the price per share of common stock outstanding after the Reverse Stock Split. However, no assurances can be given that any increase in the price per share of post Reverse Stock Split common stock will take place. The price per share of the Company’s common stock will be determined by market conditions and after the Reverse Stock Split may be less, more or equal to the price per share before the Reverse Stock Split.

In the future, the Company plans to apply for its common stock to be included on the NASDAQ Small Cap Market®. In order for the Company’s common stock to be qualified to be listed on the NASDAQ Small Cap Market®, the bid price per share must be at least $4.00 per share. The Company believes that approval of the Reverse Stock Split Stock may result in an increase in the price per share of the Company’s common stock. While no assurance can be given that any increase in the price per share of Common Stock will result from the approval of the Reverse Stock Split, the Company believes that the Reverse Stock Split will result in an increase in the price per share of the Company’s common stock. Any increase in the Company’s price per share will be helpful to the Company’s objective of listing its common stock on the NASDAQ Small Cap Market®.

Authorization of Additional Authorized Common Stock:

The Company is seeking an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock, no par value, from 20,000,000 shares to 100,000,000 shares. Each holder of the Company’s common stock is entitled to one (1) vote for each share of common stock owned by such holder at any annual or special meeting of stockholders.

Dividends payable in respect to the Company’s common stock, if any, may be declared from time to time by the Company’s Board of Directors. The amount and timing of such dividends are at the sole discretion of the Company’s Board of Directors. In the past, the Company has not paid any dividend in respect to its common stock, and the Company has no present intention of paying such a dividend in the future. However, the Company may, in the future, pay a dividend in respect to its common stock if the Company’s financial condition warrants such a dividend.

There are no preemptive rights in favor of existing shareholders of the company in respect to any of the Company’s equity securities.

There are no provisions in the Company’s Articles of Incorporation or By Laws that would delay, defer or prevent a change in control of the Company.

The Company is not in arrears on the payment of any dividend in respect to the Company’s common stock.

If the additional common stock is authorized, then the Company will issue to All American Companies, Inc. 4,600,000 shares of its common stock, representing the balance of the 10,000,000 shares of the Company’s common stock purchased by All American Companies, Inc. for an aggregate purchase price of $300,000, which amount has already been paid.

If the additional common stock is authorized, then the Company will issue to Cynthia Estes 320,000 shares of the Company’s common stock pursuant to the terms of the Membership Interest Purchase Agreement for the purchase of 100% of all of the membership interest in Professional Property Developers, LLC.

The issuance of the additional 4,600,000 shares of the Company’s common stock to All American Companies, Inc. and the 3,200,000 shares of common stock to Cynthia Estes will result in the remaining holders of the Company’s common stock owning a smaller percentage of the Company’s common stock and correspondingly smaller percentage of the total votes to be cast by holders of the Company’s common stock.

In addition, the common stock may be issued to holders of the Company’s preferred stock upon conversion of shares of the Company’s preferred stock into common stock in accordance with the terms of the designation of preferences for each class of the Company’s preferred stock. The holders of the Company’s Series B Preferred Stock have the right to convert their shares into approximately 163,947 shares of the Company’s common stock on a post Reverse Stock Split basis. The holders of the Company’s Class C Preferred Stock have the right to convert their shares into 400,000 shares of the Company’s common stock on a post Reverse Stock Split basis.

The holders of the Series F Debenture may also convert the entire principal balance of the Series F Debenture into 7,326,008 shares of common stock based on the market price of the common stock as of the close of business on March 2, 2004.

The Company anticipates making future acquisitions using the additional authorized common stock for either all or a part the consideration for such acquisition.

Adoption of a Plan of Domestication in Florida, including Restated Articles of Incorporation:

The Company is seeking authorization to domesticate itself in the State of Florida. The Company is seeking this change in order to take advantage of Florida’s modern corporate laws which are based on the Model Corporation Act and the relocation of the Company’s principal place of business to Boca Raton, Florida. Without the approval of the domestication of the Company in Florida, the Company could be subject to lawsuits in Virginia for matters relating to corporate governance issues.

As part of the process of domesticating the Company in Florida, the Company must adopt new Articles of Incorporation.

One of the major changes of the new domestication in Florida will be to allow the Company’s stockholders to take any action requiring a vote of the stockholders by written consent of the requisite number of stockholders.

The Company does not believe that domesticating itself in Florida will increase any of its anti takeover defenses or increase any of its defenses against changes in management.

A copy of the Certificate of Domestication in Florida is attached hereto as Exhibit “A” and a copy of the proposed new Restated Articles of Incorporation are attached as Exhibit “B”.

MATTERS INCORPORATED BY REFERENCE

The following matters are incorporated herein by reference and are attached hereto as Exhibit “C”:

1.	The Company’s Consolidated Financial Information contained in the Company’s Form 10-QSB for the period ending September 30, 2003.

2.	The Company’s Management Discussion and Analysis of Financial Condition and Results of Operations for the period ending September 30, 2003 contained in the Company’s Form 10-QSB for the period ending September 30, 2003.

EXHIBIT “A” TO

FIRST CHESAPEAKE FINANCIAL CORPORATION ‘S

INFORMATION STATEMENT TO STOCKHOLDERS

CERTIFICATE OF DOMESTICATION IN FLORIDA

CERTIFICATE OF DOMESTICATION

OF FIRST CHESAPEAKE FINANCIAL CORPORATION

The undersigned, Tony Sharma, the Chairman of First Chesapeake Financial Corporation (hereinafter the “Corporation”) and the officer authorized to sign this Certificate of Domestication on behalf of the Corporation in accordance with the provisions of Florida Statutes § 607.1801, hereby certifies as follows:

1. The Corporation was incorporated on May 5, 1992 by the Commonwealth of Virginia.

2. The name of the Corporation immediately prior to the filing of this Certificate of Domestication was First Chesapeake Financial Corporation.

3. The name of the Corporation as set forth in its Articles of Incorporation filed in accordance with Florida Statutes § 607.1801(2) (b) is First Chesapeake Financial Corporation.

4. The State of Florida constituted the seat, siege social or principal place of business or central administration of the Corporation immediately prior to the filing of this Certificate of Domestication.

Dated:                     , 2004

Tony Sharma, President of First

Chesapeake Financial Corporation

A-1

EXHIBIT “B” TO

FIRST CHESAPEAKE FINANCIAL CORPORATION ‘S

INFORMATION STATEMENT TO STOCKHOLDERS

RESTATED ARTICLES OF INCORPORATION

RESTATED ARTICLES OF INCORPORATION

OF

FIRST CHESAPEAKE FINANCIAL CORPORATION

The undersigned, for the purpose of forming and domesticating a corporation under the Florida Business Corporation Act, hereby adopts the following Restated Articles of Incorporation:

ARTICLE I—Name

The name of the corporation shall be First Chesapeake Financial Corporation, hereinafter referred to as the “Corporation.”

ARTICLE II—Business Purpose

The Corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida.

ARTICLE III—Powers

The Corporation shall have all such powers as may be permissible to corporations under the laws of the State of Florida, and all powers necessary or desirable to accomplish the purposes and business of the Corporation as hereinabove set forth in Article II.

ARTICLE IV—Common Stock

A. The Corporation has the authority to issue One Hundred Million (100,000,000) shares of Common Stock, without a par value. All shares of Common Stock shall be identical with each other in every respect and the holders thereof shall be entitled to one vote for each share on all matters on which shareholders of Common Stock have the right to vote. The shareholders of all shares of Common Stock shall not have any preemptive rights provided by Florida Statutes Chapter 607 or any successor or similar statute. The holders of the Common Stock shall have the sole and full power to vote for the election of members of the Board of Directors and for all other purposes without limitation except (i) with respect to a class or series of any Preferred Stock, as shall be determined by the Board of Directors of this Corporation in accordance with applicable law; and (ii) with respect to any voting rights provided by law and not negated by any provisions of these Articles of Incorporation.

B. Dividends may be paid upon the Common Stock out of any assets of the Corporation available for dividends remaining after (I) full dividends on any outstanding Preferred Stock of this Corporation at the dividend rate or rates therefore, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and (ii) all mandatory sinking funds payments, if any, that shall have become due in respect of any series of the Preferred Stock of this Corporation shall have been made.

C. In the event of any liquidation, dissolution or winding up of the Corporation, the Board of Directors may, after satisfaction of the rights of the holders of all shares of Preferred Stock, or the deposit in trust of money adequate for such satisfaction, distribute in kind to the holders of the Common Stock all then remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any of such remaining assets of the Corporation and receive payment therefore wholly or partly in cash, in stock, and/or in obligations owed to the Corporation and may sell all or part of the consideration received therefore and distribute all or the balance thereof in kind to the holders of the Common Stock.

D. Subject to the provisions of these Articles of Incorporation applicable to any Preferred Stock of this Corporation, the Corporation may from time to time or at any time purchase or otherwise acquire for a consideration or redeem or re-purchase shares of Common Stock or shares of any other class of stock hereafter created ranking junior to any Preferred Stock in respect of receiving dividends or assets and any shares so purchased or acquired may be held or disposed of by the Corporation from time to time or any time for its corporate purposes or may be retired as provided by law.

ARTICLE V—Preferred Stock

A. The Corporation has the authority to issue Five Million (5,000,000) shares of Preferred Stock, in different Series, all without a par value.

B. The Board of Directors may, except as otherwise provided below, by resolution from time to time, classify or reclassify and issue in one or more series any unissued shares of Preferred Stock and may fix or alter in one or more respects, from time to time before reissuance of such shares, the number and designation of any series or classification, liquidation and dividend rights, preference rights, voting rights, redemption rights, conversion rights, amounts due upon liquidation, and any other rights, restrictions and qualifications of and the terms of any purchase, retirement, or sinking fund, which may be provided for the shares of Preferred Stock.

C. The Holders of Preferred Stock shall not have any preemptive rights provided by Florida Statutes Chapter 607 or any successor or similar statute.

D. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, the holders of the Preferred Stock shall be entitled to receive the liquidation value fixed by the Board of Directors in cash for each share of Preferred Stock, together with an amount in cash equal to accrued and unpaid dividends to the date of such payment, before any distribution of the assets of the corporation shall be made to the holders of Common Stock. After payment shall have been made in full to the holders of the outstanding Preferred Stock or funds necessary for payment shall have been set aside in trust for the account of the holders of the outstanding Preferred Stock so as to be available for payment, the holders of the outstanding Preferred Stock shall be entitled to no further participation in such distribution of the assets of the corporation and the remaining assets of the corporation shall be divided and distributed among the holders of the Common Stock then outstanding according to their respective shares. If, upon such liquidation, dissolution, or winding up, the assets of the corporation distributable as described above among the holders of the Preferred Stock shall be insufficient to permit the payment to them of such amount, the entire assets shall be distributed ratably among the holders of the Preferred Stock. A consolidation or merger of the corporation, a sale or transfer of all or substantially all of its assets as an entirety, a share exchange, or any purchase or redemption of stock of the corporation of any class, shall not be regarded as a “liquidation, dissolution, or winding up of the affairs of the corporation” within the meaning of this paragraph.

E. Each holder of Preferred Stock shall be entitled to such voting rights as shall be fixed by the board of directors or as provided by law, but in no event more than one vote for each share held.

F. Each Series of Preferred Stock issued or authorized by the Corporation prior to the adoption of these Restated Articles of Incorporation shall continue to have the same the number and designation, liquidation and dividend rights, preference rights, voting rights, redemption rights, conversion rights, amounts due upon liquidation, and any other rights, restrictions and qualifications of and the terms of any purchase, retirement, or sinking fund, which was previously provided for such Series of Preferred Stock.

G. Series B Convertible Preferred Stock

a. A series of the Preferred Stock of this Corporation, designated Series B Convertible Preferred Stock, is hereby established. There shall be no par value for said Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock shall have a stated value of $1.00 per share and a liquidation value of $1.00 per share. The number of authorized shares of Series B Convertible Preferred Stock shall be 5,000,000 shares. The shareholders of Series B Convertible Preferred Stock shall not have any preemptive rights provided by Florida Statutes Chapter 607 or any successor or similar statute.

b. Each share of Series B Convertible Preferred Stock shall not be redeemable prior to December 29, 2001 unless the closing price of the Corporation’s Common Stock shall have equaled or exceeded 110% of the offering price of the Series B Convertible Preferred Stock for at least 20 trading days during a 20 trading day period or the book value of the Common Stock equals or exceeds $1.10 per share. Subject to the foregoing conditions, the Series B Convertible Preferred Stock is redeemable in whole or in part at the option of the Corporation at $1.10 per share. If less than all of the outstanding shares of Series B Convertible Preferred Stock not previously called for redemption are to be redeemed, the Corporation shall select those to be redeemed pro-rata or by lot or in such other manner as the Board of Directors may determine. There shall not be a mandatory redemption or sinking fund obligation.

c. Each share of Series B Convertible Preferred Stock shall pay cash dividends, to accrue or be paid quarterly at the option of the holder thereof, at the rate of ten percent (10%) per annum. The initial cash dividend shall be payable on March 31, 2001 to holders of record on that date.

d. The shares of Series B Convertible Preferred Stock shall have full, non-cumulative, voting rights, share for share with the Common Stock of the Corporation. The Series B Convertible Preferred Stock shall also have full voting rights with any other class or series of the Corporation’s stock which at any time may have general voting power with the Corporation’s Common Stock concerning any matter being voted upon. The approval of the holders of at least two-thirds of the shares of Series B Convertible Preferred Stock then outstanding shall be required to amend, alter or repeal any of the provisions of the Corporation’s Articles of Incorporation (or any certificate providing for the terms of the capital stock of the Corporation) or to authorize any reclassification of the Series B Convertible Preferred Stock, either directly or indirectly, or through a merger or consolidation with any corporation, or to authorize any capital stock of the Corporation ranking, either as to the payment of dividends or upon liquidation, dissolution or winding up of the Corporation, prior to the Series B Convertible Preferred Stock. The approval of the holders of at least a majority of the outstanding shares of the Series B Convertible Preferred Stock, voting as a class, will be required to increase the authorized number of shares of preferred stock or to create, or increase the authorized number of shares of, any other class of stock of the Corporation ranking on a parity with the Series B Convertible Preferred Stock as to dividends or upon liquidation, dissolution, or winding up of the Corporation.

e. The shares of Series B Convertible Preferred Stock shall be entitled to receive $1.00 per share, plus declared and unpaid dividends, before any distribution or payment is made to holders of the Common Stock or other junior stock in the event of the dissolution, liquidation or winding up of the Corporation. If in any such event the assets of the Corporation distributable among the holders of Series B Convertible Preferred Stock or any capital stock of the Corporation ranking on par with the Series B Convertible

Preferred Stock are insufficient to permit full payment, the holders of the Series B Convertible Preferred Stock shall be entitled to ratable distribution of the available assets in accordance with the respective amounts that would be payable to such holders if all amounts payable in respect of such shares were paid in full. A consolidation, merger or sale of all or substantially all of the assets of the Corporation will not be considered a liquidation, dissolution or winding up for purposes of this Article.

f. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time prior to the close of business on the date fixed for redemption (unless the Corporation shall default in making the payment due upon redemption) at the average bid price of the Common Stock of the Corporation for the trailing thirty days prior to the date of written notice to convert, but in any case the minimum conversion price is $1.00 per share. No holder of Series B Convertible Preferred Stock may convert more than 100,000 shares within any thirty day period. Holders of Series B Convertible Preferred Stock at the close of business on a dividend record date shall be entitled to receive the dividend on Common Stock, if applicable, payable on such shares (except shares called for redemption between such record date and the dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof. However, shares of Series B Convertible Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends on such Series B Convertible Preferred Stock to the opening of business on the corresponding dividend payment date (except shares called for redemption during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Series B Convertible Preferred Stock on a dividend payment record date who, or whose transferee, converts shares of Series B Convertible Preferred Stock on a dividend payment date will receive the Common Stock dividend payable on such Series B Convertible Preferred Stock by the Corporation on such date and the converting holder need not include payment in the amount of such Common Stock dividend upon surrender of the shares of Series B Convertible Preferred Stock for conversion. No fractional shares will be issued upon conversion and, in lieu thereof, an adjustment in cash will be made based upon the last reported sale price of the Common Stock on the date of such conversion. The conversion rate will be subject to adjustment in the manner provided by these Articles of Incorporation in the event of (I) payment of certain stock dividends, (ii) the issuance of certain rights or warrants to all holders of the Common Stock entitling the holders (for a period expiring within 45 days after the record date for determining holders entitled to such rights or warrants) to subscribe for or purchase Common Stock at a price less than the current market price therefore at the time of issuance, and (iii) the distribution by the Corporation to all holders of the Common Stock of evidences of indebtedness or assets of the Corporation (excluding cash dividends paid or distributions of cash) or rights to subscribe (other than those mentioned above) for additional shares of Common Stock. In case of any consolidation or merger of the Corporation with or into any other corporation, or in case of any sale or transfer of substantially all the assets of the Corporation or in case of re-classification of the Common Stock, any holder of the Series B Convertible Preferred Stock will be entitled, after the occurrence of any such event, to receive on conversion the consideration which the holder would have received had he converted immediately prior to the occurrence of the event. No adjustment in the conversion rate is required unless it would result in at least a 1% increase or decrease in that rate; however, any adjustment not made is carried forward.

H. Series C Preferred Stock

a. A series of the Preferred Stock of this Corporation, designated Series C Preferred Stock, is hereby established. There shall be no par value for said Series C Preferred Stock. The number of authorized shares of Series C Preferred Stock shall be 20,000 shares.

b. Each share of Series C Preferred Stock shall pay a cumulative annual preferred dividend, paid monthly on the last day of each calendar month, equal to $.5833335 per share per month.

c. The shareholders of Series C Preferred Stock shall not have any preemptive rights provided by Florida Statutes Chapter 607 or any successor or similar statute. The shares of Series C Preferred Stock shall not have any voting rights.

d. The shares of Series C Preferred Stock shall have a preference in liquidation of $100.00 per share, which preference shall be senior to the Corporation’s Common Stock and all other capital stock of the Corporation of any class that is authorized or issued after the date of the amendment creating the Series C Preferred Stock.

e. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, into 20 shares of the Corporation’s Common Stock, subject to adjustment as provided by these Articles of Incorporation.

ARTICLE VI—Statutory Elections

A. The Corporation shall not be governed by the affiliated transactions provisions of the Florida Business Corporation Act, Florida Statutes Chapter 607, or any successor or similar act or provisions.

B. The Corporation shall not be governed by the control-share acquisition provisions of the Florida Business Corporation Act, Florida Statutes Chapter 607, or any successor or similar act or provisions.

C. The Corporation shall not be governed by and the shareholders of all Common Stock or any Preferred Stock shall not have any preemptive rights provided by the Florida Business Corporation Act, Florida

Statutes Chapter 607, or any successor or similar act or provisions.

ARTICLE VII—Board of Directors

A. The number of Directors of the Board of Directors of this Corporation shall be at least three (3), with the exact number of Directors to be determined in the manner as set forth in the By-Laws of the Corporation.

B. Provided a quorum, as determined by the Corporation’s By-Laws, is present, in person or by proxy, each Director shall be elected by a majority vote of the Stockholders entitled to vote for the election of Directors and actually voting, either in person or by proxy.

C. Each Director serving at the time of the adoption of these Restated Articles of Incorporation shall continue to serve for the remainder of their original term. Beginning with the first annual meeting of stockholders following the adoption of these Restated Articles of Incorporation, the Corporation shall have three (3) classes of Directors, Class I, Class II, and Class III. The number of Directors in each Class shall be fixed by the Board of Directors. The number of Directors in each class shall be, to the fullest extent possible given the number of Directors authorized, equal in number. At the first annual meeting of stockholders following the adoption of these Restated Articles of Incorporation, the Class I Directors shall be elected to a one (1) year term, the Class II Directors shall be elected to a two (2) year term and the Class III Directors shall be elected to a three (3) year term. At all subsequent Annual Meetings of Stockholders, the Directors elected to replace Directors whose terms are then expiring shall serve a three (3) year term as a Director.

D. Vacancies in the Board of Directors may be filled in the manner as set forth in the Corporation’s By-Laws.

E. Provided a quorum, as determined by the Corporation’s By-Laws, is present, in person or by proxy, the stockholders entitled to vote for the election of Directors may, by a majority vote of those stockholders actually voting, either in person or by proxy, remove a Director, with or without cause.

ARTICLE VIII—Indemnification

A. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise Such indemnification shall be against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any appeal of such action, suit or proceeding, if he or she acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. However, with respect to any action by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Any indemnification under this article shall be made only on a determination by a majority of disinterested directors that indemnification is proper in the particular circumstances because the party to be indemnified has met the applicable standard of conduct. Determination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification may be paid by the corporation in advance of the final disposition of any action, suit, or proceeding, on a preliminary determination that the director, officer, employee, or agent met the applicable standard of conduct and on receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

B. The corporation shall also indemnify any director, officer, employee, or agent who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter in such action, suit or proceeding, against all expenses, including attorneys’ fees, actually and reasonably incurred, without the necessity of an independent determination that such director, officer, employee, or agent met any appropriate standard of conduct.

C. The indemnification provided for in this article shall continue as to any person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

D. In addition to the indemnification provided for in this article, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by a majority of disinterested directors, or duly authorized by a majority of shareholders.

E. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting, unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver by mail to each shareholder of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigations or threatened litigation the Corporation is empowered to indemnify any officer, director, employee or agent of the Corporation in the manner set forth and provided for in the by-laws of the Corporation and by applicable law.

ARTICLE IX—Corporate Existence

The Corporation shall have a perpetual existence.

ARTICLE X—By-Laws

Upon the adoption of these Restated Articles of Incorporation, the existing By-Laws of the Corporation shall continue in full force and effect. Thereafter, the Board of Directors by a two thirds (2/3’s) vote shall have authority to adopt, amend and modify the By-Laws of the Corporation.

ARTICLE XI—Principal Office

The initial street address and mailing address of the principal office of the Corporation in the State of Florida is 999 Yamato Road, Suite 100, Boca Raton, Florida 33431. The Corporation may have such other offices as the Board of Directors of the Corporation may decide.

ARTICLE XII—Incorporator

The name and street address of the incorporator is Kautilya Sharma, Chairman, 999 Yamato Road, Suite 100, Boca Raton, Florida 33431.

ARTICLE XIII—Registered Agent

The registered agent and the registered agent’s address for service of process within this state shall be Ira C. Hatch, Jr., Esq., Hatch & Doty, P.A., 1701 Highway A1A, Suite 220, Vero Beach, Florida 32963.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, this              day of             , 2004.

INCORPORATOR:

Kautilya Sharma, Chairman

First Chesapeake Financial Corporation

EXHIBIT “C” TO FIRST CHESAPEAKE FINANCIAL CORPORATION ‘S INFORMATION STATEMENT TO STOCKHOLDERS FORM10-QSB FOR THE PERIOD ENDING SEPTEMBER 30, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-QSB

Quarterly Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

For the quarterly period ended September 30, 2003

Commission File Number 0-21912

First Chesapeake Financial Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1624428
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

999 Yamato Road; Suite 100

Boca Raton, FL 33431

(Address of principal executive offices)

(Zip code)

(561) 862-0134

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

The number of shares of common stock of registrant outstanding as of November 18, 2003 was 16,127,594 shares.

PART I. FINANCIAL INFORMATION

ITEM 1.	CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited Condensed Consolidated Financial Statements as of September 30, 2003 and for the nine months and three months ended September 30, 2003 and September 30, 2002 have been prepared by First Chesapeake Financial Corporation and Subsidiaries, a Virginia corporation. The Condensed Consolidated Financial Statements as of December 31, 2002 are audited.

FIRST CHESAPEAKE FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2003

(UNAUDITED)

ASSETS
Cash and cash equivalents	$216,042
Accounts receivable, net	467,323
Mortgage loans held for resale, net	1,085,478
Building, land, furniture and equipment, net	7,205,851
Goodwill	2,134,758
Other assets, net	981,027

TOTAL ASSETS	$12,090,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Note payable to bank	$1,215,791
Note payable—related party	277,307
Note payable mortgage to bank	3,202,587
Warehouse note payable—bank	1,113,687
Note payable—other	7,525
Accounts payable and accrued expenses	1,279,133

TOTAL LIABILITIES	7,096,030

STOCKHOLDERS’ EQUITY
Convertible preferred stock; no par value	1,639,477
Preferred Stock—no par value	2,000,000
Common stock; no par value	16,127,594
Additional Paid In Capital	1,523,485
Less: Treasury stock, 500,000 shares, at cost	(257,800)
Accumulated deficit	(16,038,307)

TOTAL STOCKHOLDERS’ EQUITY	4,994,449

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,090,479

See accompanying notes to unaudited condensed consolidated financial statements

FIRST CHESAPEAKE FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
REVENUES:
Sales	$2,529,104	$1,450,000	$6,399,454	$3,749,000
Interest and other income	1,189	25,000	71,189	127,000

Total revenues	2,530,293	1,475,000	6,479,643	3,876,000

OPERATING EXPENSES:

Compensation and employee benefits	1,755,508	1,074,000	4,596,685	2,690,000
Professional fees	12,297	5,000	141,860	64,000
Occupancy	173,143	57,000	364,480	184,000
Depreciation and amortization	2,888	49,000	14,002	164,000
Asset Impairment	0	0	537,750	0
Interest expense	19,365	79,000	94,857	249,000
Other selling, general and Administrative expenses	670,596	281,000	1,590,311	924,000

Total operating expenses	2,733,797	1,545,000	7,339,945	4,275,000

Profit (loss) from operations	(203,504)	(70,000)	(869,302)	399,000
Loss from discontinued operations	0	36,000	0	(3,000)
Gain on sale of discontinued operations	0	0	0	335,000
Income (taxes) benefit	0	0	0	0

NET PROFIT (LOSS)	$(203,504)	$(34,000)	$(869,302)	$(67,000)

Preferred stock dividends	50,087	46,464	150,262	139,392

NET PROFIT/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(253,591)	$(80,464)	$(869,302)	$(206,392)

Basic and diluted profit/(loss) per share	$(.02)	$(0.01)	$(.09)	$(0.02)

Weighted average shares outstanding	14,105,441	9,999,858	11,361,577	9,978,838

See accompanying notes to unaudited condensed consolidated financial statements

FIRST CHESAPEAKE FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2003	2002
OPERATING ACTIVITIES
Net loss	$(869,302)	$(67,000)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	14,002	21,000
Asset impairment	537,750	0
Amortization of goodwill	0	143,000
Gain on sale of discontinued operations	0	(332,000)
Decrease (increase) in assets, net	(294,318)	(98,000)
(Decrease) increase in liabilities, net	211,822	(78,000)

Net cash used in operating activities	(400,046)	(411,000)

INVESTING ACTIVITIES:
(Purchase) disposition of fixed assets, net	(96,679)	(6,000)
Decrease in mortgage loans held for resale	(937,498)	0
Repayment of bank warehouse loans	937,498	0

Net cash (used in) provided by investing activities	(96,679)	(6,000)

FINANCING ACTIVITIES:
Repayment of note payable—bank, net	(94,054)	(250,000)
Repayment of equipment note, net	0	(4,000)
Increase (repayment) of other notes payable, net	(26,276)	(4,000)
Increase (decrease) in amounts due officers	92,800	167,000
Proceeds from issuance of common stock, net	300,000	50,000
Proceeds from note payable	277,307	0
Proceeds from issuance of Series B Preferred Stock	0	13,000

Increase in preferred stock dividends payable	0	73,000

Net cash provided by (used in) financing activities	549,777	45,000

NET DECREASE IN CASH AND CASH EQUIVALENTS	53,052	(372,000)
Cash and cash equivalents at beginning of PERIOD	162,990	375,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$216,042	$3,000

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid during the period for interest	$94,857	$142,000
Cash paid during the period for taxes	—	—
Non—cash transaction—divestiture of subsidiary, net	0	112,000
Cash paid during the period for income taxes	0	0
Preferred stock issued in lieu of dividends	108,268	0
Acquisition of real property and improvements	7,070,000	0
Issuance of debt in connection with acquisition of real property	3,202,000	0
Issuance of preferred stock in connection with Acquisition of real property	2,678,000	0
Common stock payable in connection with acquisition Of real property	800,000	0

See accompanying notes to unaudited condensed consolidated financial statements

FIRST CHESAPEAKE FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BASIS OF PRESENTATION

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine months and three months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2002 financial statements and footnotes thereto included in the Company’s Annual Report on SEC Form 10-KSB for the year ended December 31, 2002.

Business and Basis of Presentation

First Chesapeake Financial Corporation (the “Company”) was incorporated in the Commonwealth of Virginia on May 18, 1992. The Company is a provider of financial services in the mortgage banking segment. The Company’s business strategy is to create a national retail and wholesale mortgage banking business. The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Collateral One Mortgage Corporation (“Collateral One”). All material intercompany transactions and accounts have been eliminated in consolidation.

Reclassification

Certain reclassifications have been made in prior years’ financial statements to conform to classifications used in the current year. These reclassifications had no effect on reported losses.

Recent Accounting Pronouncements

In April 2003, the FASB issued statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS No. 149”). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 149 is effective for contracts entered into or modified after September 30, 2003, and for hedging relationships designated after September 30, 2003. The Company does not currently have any derivative instruments, nor does the Company currently participate in hedging activities. Therefore, the Company’s adoption of SFAS No. 149, as required, is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after August 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The Company will adopt SFAS No. 150 in its interim reporting as of the fourth quarter of 2003, and adoption of this statement is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 2. CHANGE IN CONTROL

On July 30, 2003, the Company was recapitalized with the sale of 10,000,000 newly issued shares of the Company’s restricted common stock to All American Companies, Inc. (“All American”), a privately-held company for an aggregate purchase price of $300,000. In connection with the transaction, All American acquired 3,674,709 shares of previously issued common stock held by Company officers and Directors, Company officers forgave $ 631,417 of indebtedness, re-priced 2,030,000 stock options, and abandoned 453,000 stock options. The new repriced stock options have an exercise price of $ .10 per share, which is in excess of the weighted average fair value of the Company’s common stock at the grant dates. The canceled options had no intrinsic value at the award date and as a result, the Company did not incur a compensation cost in connection with the cancellation of the options. Under the terms of an escrow arrangement for the transaction, the investor group is required to obtain by December 31, 2003, as amended, the release of certain personal guaranties and liens that were granted by certain shareholders of the Company in connection with the $1,272,000 bank loan. As a result of the recapitalization, the control of the Company changed, with the new investor group owning approximately 68% of the outstanding shares of the Company’s common stock, or 58% on a fully-diluted basis. In addition, the investor group’s nominees will constitute a majority of the Company’s Board of Directors.

NOTE 3. ACQUISITION

In September 2003, the Company’s acquired one hundred percent (100%) of the issued and outstanding membership interests in Professional Property Developers, LLC, a West Virginia limited liability company that owns a 27,000-square-foot, multi-tenant commercial building and an additional seven-plus acres of ready-to-be-developed commercial land in Teayes Valley, West Virginia in exchange for $7,020,000.

The consideration for the acquisition comprised of the following:

Cash paid at closing	$300,000
Assumption of mortgage; payable in monthly
installments of interest only banks’ prime lending
rate; secured by deed of trust; due in full in October
2003 through December 2005	3,202,000
Issuance of newly issued preferred stock, no par value	2,218,000
Common stock payable	800,000

$7,020,000

The cost to acquire the asset has been preliminarily allocated to the assets acquired according to estimated fair values base upon third party appraisals. And is subject to adjustment when additional information concerning asset valuations are finalized.

NOTE 4. STOCK BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and for the quarter ended September 30, 2003.

In the second quarter of 2003, a total of 44,500 1999 ISO Plan options at an exercise price of $0.25 were granted to certain managers and employees of the Company. In the second quarter of 2003, a total of 37,000 1999 ISO Plan options were cancelled in accordance with the Plan as the holders of those options were no longer employees of the Company.

Per Statement of Financial Accounting Standards (“SFAS”) Nos. 123 and 148, the pro forma net income (loss) and net income (loss) per common share has been determined as if compensation costs had been determined based on the fair value of the options granted and then recognized ratably over the vesting period. The fair value of stock option grants has been estimated at the date of grant using the Black-Scholes option pricing model. Had compensation cost for the Company’s stock-based compensation plan been determined under the fair value methodology for determining compensation cost under SFAS No. 123, the Company’s net income (loss) and income (loss) per share would have been as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net income (loss) as reported	$(203,504)	$(34,000)	$(869,302)	$(67,000)
Deduct: Total stock-based compensation expenses determined under fair value based method for all awards net of related tax effects	0	0	997	1,373

Pro forma	$(203,504)	$(34,000)	$(869,302)	$(68,373)
Net income (loss) per common share:
As reported	$(.02)	$(.00)	$(.08)	$(.01)
Pro forma	$(.02)	$(.00)	$(.08)	$(.01)
Fully diluted net income (loss) per common share:
As reported	$(.02)	$(.00)	$(.08)	$(.01)
Pro forma	$(.02)	$(.00)	$(.08)	$(.01)

NOTE 5. NOTES PAYABLE

Notes payable at September 30, 2003 and December 31, 2002 consists of the following:

	September 30, 2003	December 31, 2002
Note payable to bank in monthly installments of principal and interest at the Bank’s prime lending rate plus 2% per annum; due and payable on demand, secured by subsidiary stock, guaranteed by certain officers of the Company, the Chairman of the Board of Directors, and other individuals	$1,215,791	$1,309,845

Term note payable to bank in monthly installments of $1,143 including interest at 9% per annum, due and payable on September 5, 2003, secured by certain equipment, guaranteed by the Company as well as by an officer of the Company	7,214	11,220
Series of advances from an individual, accrues interest at 0% per annum, due and payable on demand, unsecured	7,525	26,908
Note payable to shareholder, accrues interest at 0% per annum, due and payable on demand, unsecured	0	6,893

	$1,230,530	$1,354,866

NOTE 6. STOCKHOLDERS’ EQUITY

On August 29, 2003, the Company’s Board of Directors approved a 1- for—10 reverse stock split of its common stock, and approved and increase in the authorized shares of common stock from the present 20,000,000 shares to 100,000,000 shares on a post—split basis. The effective date of the reverse split has not been set.

NOTE 7. IMPAIRMENT CHARGE

In accordance with FAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets Standards of Financial Accounting and Reporting the Company reviewed the recoverability of the $537,750 long term note receivable. As a result of the debtor’s significant adverse financial difficulties, the Company’s management estimated the carrying value of the note receivable exceeded its fair value at June 30, 2003.

As a result of this review, the Company determined the note receivable was impaired and has written off the balance in its entirety. The Company has included the impairment cost of $537,750 as charge to operations during the quarter ended June 30, 2003.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

Total assets of the Company increased from $5,527,931 at December 31, 2002 to $12,090,479 at September 30, 2003, an increase of approximately $6,562,548. This increase was primarily due to an approximate $ 7,070,000 increase due to acquisition of PPD.

Liabilities increased from $5,260,540 at December 31, 2002 to $7,096,030 at September 30, 2003 primarily as a result of a corresponding increase in warehouse note payable to bank.

Stockholders’ equity increased by approximately $4,722,849 from $267,391 at December 31, 2002 to $4,994,449 at September 30, 2003, resulting from the net acquisition of $7,070,000 of real property and improvements in September 2003 in exchange for cash, assumption of debt and issuance of equity. At September 30, 2003, the Company had liquid assets of $1,768,843 and liabilities of $2,392,819.

On August 29, 2003, the Company’s Board of Directors approved a 1- for -10 reverse stock split of its common stock, and approved and increase in the authorized shares of common stock from the present 20,000,000 shares to 100,000,000 shares on a post—split basis. The effective date of the reverse stock split has not been set.

The Company believes the reverse split will help attract investors. While The Company anticipates that the adoption of the reverse stock split will result in an increase in the price per share of common stock outstanding after the reversed stock split, no assurances can be given that any increases in the price per share of its common stock will take subsequent to the reverse stock split. The price per share of The Company’s common stock will be determined by market conditions and after the Reverse Stock Split may be less, more or equal to the price per share before the Reverse Stock Split.

After the reverse stock split, the percentage of outstanding shares each stockholder owns will remain unchanged (except for the elimination of fractional shares).

On July 30 2003, The Company sold 10,000,000 newly issued shares of its common stock in a private transaction to All American Companies, Inc., a Delaware corporation (“All American”), for an aggregate purchase price $300,000. In addition, All American purchased 3,674,709 shares of The Company’s common stock from Mark Mendelson and Mark Glatz. Mr. Mendelson is the former Chairman of the Board of Directors and Chief Executive Officer of The Company and Mr. Glatz is a former director and the former Chief Financial Officer of The Company. If all conditions to the transaction are met, All American will own 68% of the outstanding shares of The Company’s common stock, or 58% on a fully—diluted basis.

Under the terms of an escrow arrangement for both of the above transactions, All American is required to obtain by December 31, 2003, as amended, the release of certain personal guaranties and liens that were granted by certain shareholders of First Chesapeake in connection with The Company’s credit facility with Royal bank of Pennsylvania. If All American fails to obtain such release by December 31, 2003 the 10,000,000 shares issued or issuable by First Chesapeake shall be canceled and the shares sold by Mr. Mendelson and Glatz shall be returned to them, in each case without refund of the purchase price. In addition, the issuance of 4,600,000 of the newly issued shares of common stock to All American is subject to the shareholder approval of the increase in the number of authorized shares of common stock described above.

All American Companies, Inc., has informed The Company that it intends to vote for approval of both the reverse stock split and the increase in authorized shares of common stock, so, assuming the conditions mentioned above are met, it is assured that both matters will be approved by the shareholders at the special meeting.

Comparison of the Nine Months Ended September 30, 2003 to the Nine Months Ended September 30, 2002

The Company incurred a net loss from operations of $869,302 for the nine months ended September 30, 2003 as compared to a net loss from operations of $67,000 for the same period in 2002. During the nine months ended June 30, 2003 the Company recognized an asset impairment charge of $537,750. In accordance with FAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets Standards of Financial Accounting and Reporting the Company reviewed the recoverability of a previously held $537,750 long term note receivable. As a result of the debtor’s significant adverse financial difficulties, the Company’s management estimated the carrying value of the note receivable exceeded its fair value at June 30, 2003.

Comparison Of The Three Months Ended September 30, 2003 To The Three Months Ended September 30, 2002

The Company incurred a net loss from operations of $203,504 for the three months ended September 30, 2003 as compared to a net loss from operations of $34,000 for the same period in 2002. This change arises from the elimination of $47,000 of goodwill expense as a result of adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142).

As discussed more fully in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, the Company is implementing its strategic plan of developing a retail and wholesale mortgage banking operation through acquisition and internal growth as a step toward developing a vertically integrated financial services company that can provide mortgage origination, homeowner’s insurance, title insurance and home warranties, among other financial services. However, there are no assurances that the Company will be able to successfully implement all aspects of its strategic plan.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s primary liquidity requirements have been the establishment, funding and expansion of its mortgage banking operations, including recent acquisitions and internal growth.

As a result of our operating losses of $ 869,302, adjusted for an asset impairment charge of $537,750, we have generated a cash flow deficit from operating activities of $400,046 through the first nine months of 2003. Cash flows used in investing activities was $96,679, representing the acquisition of new property and equipment. We met our cash requirements during this period through the issuance of $277,307 of notes payable and the sale of $3,000,000 of restricted common stock to an entity controlled by the Company’s President and principal shareholder.

The Company funds its mortgage banking activities in part through warehouse lines of credit, and its ability to continue to originate and wholesale residential mortgages is dependent upon continued access to capital on acceptable terms. Borrowings under these lines are repaid with the proceeds received by the Company from the sale of the loans to institutional investors. The Company’s committed warehouse lines at September 30, 2003 allowed the Company to borrow up to $6 million. The warehouse lines expire within the next nine months, but are generally renewable, however, no assurances are given that the Company can renew its warehouse lines or that such renewals can be made on equal or more favorable terms to the Company. The Company sells its originated and purchased loans, including all servicing rights, for cash to institutional investors, usually on a non-recourse basis, with proceeds applied to reduce corresponding warehouse lines outstanding.

Cash and cash equivalents at September 30, 2003 amounted to $216,042 as compared to $162,990 at December 31, 2002, or an increase of $53,052.

The Company is seeking additional capital infusion to fund its operations, reduce its bank debt, and implement its expansion plans. While the Company believes it can attract the necessary capital to provide the liquidity necessary to pursue new business opportunities, no assurance can be given that it will in fact be able to do so.

INFLATION

In the opinion of management, inflation has not had a material effect on the operations of the Company.

RISK FACTORS AND CAUTIONARY STATEMENTS

This report contains forward-looking statements such as those relating to the Company’s current plans for improving liquidity and its future acquisition plans and others. Other forward-looking statements are indicated by the use of such terms as “anticipates”, “intends”, “expects”, and similar phrases. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the following: the ability of the Company to provide for its debt obligations and to provide for working capital needs from operating revenue, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

ITEM 3.  CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures.

Within the 90 days prior to the date of this Report, The Company carried out an evaluation, under the supervision and with the participation of it’s management, including it’s Chief Executive and Chief Financial Officers, of the effectiveness of the design and operation of The Company’s disclosure controls and procedures pursuant to Rule 13a-14 under the Securities Exchange Act of 1934, as amended. Based upon that evaluation, the Chief Executive and Chief Financial Officers concluded that The Company’s disclosure controls and procedures are effective in timely alerting the Company’s management and the Chief Executive and Chief Financial Officers to material information required to be included in our periodic filings with the U.S. Securities and Exchange Commission.

(b) Changes in Internal Controls.

There were no significant changes in our internal controls or in other factors that could significantly affect these internal controls subsequent to the date of our most recent evaluation.

PART II—OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

Litigation

The Company is subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Although there may be an adverse decision or settlement in some of these matters, the Company believes that the final disposition of such matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

ITEM 2. CHANGES IN SECURITIES

(a) NONE

(b) NONE

(c) On July 30, 2003, the Company issued 10,000,000 shares of restricted common stock to All American Companies, Inc. in exchange for $300,000. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In September, 2003, the Company issued 2,000,000 shares of newly designated preferred stock, with an aggregate stated value of $2, 218,000, as partial consideration for real property and improvements acquired by the Company.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

None

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

ITEM 5. OTHER INFORMATION

First Chesapeake Financial Corp. announced on August 14, 2003 that its board of Directors had elected certain new officers. The newly elected officers are: Kautilya Sharma as Chairman and Chief Executive Officer; Victor Johnson as Chief Financial Officer and Treasurer; Utpal Dutta as the Chief Operating Officer and Secretary; Angela Corrado as Assistant Secretary. Bill Everslage will remain as President of First Chesapeake and its wholly owned subsidiary, Collateral One, Inc.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

No.	Description
99.1	Certification of Kautilya Sharma Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

99.2	Certification of Bill Everslage Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

99.3	Certification of Victor Johnson Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

(b) Reports on Form 8-K filed during the three months ended June 30, 2003.

On August 6, 2003 the Company filed a Current Report on Form 8-K dated July 30, 2003 reporting under Item 1, the change in control of the Registrant.

On August 19, 2003, the Company filed a Current Report on Form 8-K dated August 13, 2003, reporting under Item 5, the appointment of the Company’s new officers

On September 15, 2003, the Company filed a Current Report on Form 8-K dated August 29, 2003, reporting under Item 5, the Company’s Board of Director approval of a one(1) for ten (10) reverse common stock split and the increase in the Company’s authorized common stock from 20,000,000 shares to 100,000,000 shares.

On September 24, 2003, the Company filed a Current Report on Form 8-K dated September 8, 2003 , reporting under Item 5, the Company’s agreement to acquire one hundred percent (100%) of the issued and outstanding membership interests in Professional Property Developers, LLC, a West Virginia limited liability company that owns a 27,000-square-foot, multi-tenant commercial building and an additional seven-plus acres of ready-to-be-developed commercial land in Teayes Valley, West Virginia

On September 30, 2003, the Company filed a Current Report on Form 8-K dated September 26, 2003, reporting under Item 5, the Company’s agreement to acquire All American’s wholly-owned subsidiary, First Chesapeake International Services, Inc., a

Cayman Islands corporation (“FCIS”), the parent company of iShiva Back Office Services Private Limited, an Indian Corporation, for 25 million shares of First Chesapeake’s post- reverse stock split common stock. When the acquisition is completed, FCIS and its wholly-owned subsidiary, iShiva Back Office Services Private Limited, will become wholly-owned subsidiaries of First Chesapeake.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

FIRST CHESAPEAKE FINANCIAL CORPORATION, Registrant

Date: November 18, 2003	By:	/s/ Kautilya Sharma

Chief Executive Officer

By:	/s/ Bill Everslage

President

By:	/s/ Victor Johnson

Chief Financial Officer

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kautilya Sharma, Chief Executive Officer and Chairman of First Chesapeake Financial Corporation, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of First Chesapeake Financial Corporation.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c) Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions);

a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize, and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

6. The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions, with regard to significant deficiencies and material weaknesses.

/s/ Kautilya Sharma

Chief Executive Officer and Chairman

Dated: November 18, 2003

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Bill Everslage, President of First Chesapeake Financial Corporation, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of First Chesapeake Financial Corporation.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c) Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions);

a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize, and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

6. The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions, with regard to significant deficiencies and material weaknesses.

/s/ Bill Everslage

Bill Everslage President

Dated: November 18, 2003

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Victor Johnson, Chief Financial Officer of First Chesapeake Financial Corporation, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of First Chesapeake Financial Corporation.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c) Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize, and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

6. The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions, with regard to significant deficiencies and material weaknesses.

/s/ Victor Johnson

Chief Financial Officer

Dated: November 18, 2003

EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Chesapeake Financial Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kautilya Sharma, Chief Executive Officer and Chairman, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 18, 2003	/s/ Kautilya Sharma

Chief Executive Officer and Chairman

EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Chesapeake Financial Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bill Everslage, President, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 18, 2003	/s/ Bill Everslage

Bill Everslage President

EXHIBIT 99.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Chesapeake Financial Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Victor Johnson, Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 18, 2003	/s/ Victor Johnson